Exhibit 99.1

FOR IMMEDIATE RELEASE:

JONES SODA CO. PROVIDES UPDATE ON PRIVATE PLACEMENT

SEATTLE, Washington, August 16, 2024 – Jones Soda Co. (“Jones Soda” or the “Company”) (CSE: JSDA, OTCQB: JSDA) wishes to provide an update on the private placement financing of units consisting of (i) one (1) common share in the capital of the Company and (ii) one‐half (1/2) of one detachable share purchase warrant for gross proceeds of up to US$5,000,000 initially announced in the Company’s news release dated August 1, 2024 (the “Offering”). The Company has currently completed two tranches of the Offering for aggregate proceeds of US$3,653,960. The Company intends to complete a third and final tranche of the Offering no later than August 21, 2024.

None of the securities being offered and sold in the Offering were registered under the United States Securities Act of 1933, as amended, (the “U.S. Securities Act”) at the time of the Offering, however, such securities include registration rights. None of the securities issued in the Offering or any underlying securities may be offered or sold in the United States absent registration under the U.S. Securities Act and all applicable state securities laws or an applicable exemption from such registration requirements.

This news release shall not constitute an offer to sell, or a solicitation of an offer to buy, any securities in the United States, and shall not constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This news release is being issued pursuant to and in accordance with Rule 135c under the U.S. Securities Act.

About Jones Soda

Jones Soda Co.® (CSE: JSDA, OTCQB: JSDA) is a leading developer of sodas and cannabis-infused beverages known for their premium taste, unique flavors and unconventional brand personality. Launched in 1996 as the original craft soda brand, the Company today markets a diverse portfolio of sodas, mixers and wellness beverages under the Jones® Soda brand as well as a line of award-winning cannabis beverages and edibles leveraging Jones’ trademark flavors under the Mary Jones brand. For more information, visit www.jonessoda.com, www.myjones.com, or https://gomaryjones.com.

Contacts

David Knight, President and Chief Executive Officer

1-206-624-3357

Investor Relations

Cody Cree

Gateway Group, Inc.

1-949-574-3860

JSDA@gateway-grp.com

The CSE does not accept responsibility for the adequacy or accuracy of this release.

NEITHER THE CANADIAN SECURITIES EXCHANGE NOR ITS REGULATIONS SERVICES PROVIDER HAVE REVIEWED OR ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

Cautionary Statements Regarding Forward‐Looking Information

This news release may contain forward‐looking information within the meaning of applicable securities legislation in both Canada and the United States, which reflect management's current expectations regarding future events. Such information includes, without limitation, information regarding the completion and timing of a third tranche of the Offering. Although the Company believes that such information is reasonable, it can give no assurance that such expectations will prove to be correct.

Forward‐looking information is typically identified by words such as: "believe", "expect", "anticipate", "intend", "estimate", "postulate" and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward‐looking information provided by the Company is not a guarantee of future results or performance and that such forward‐looking information is based upon a number of estimates and assumptions of management in light of management's experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, as of the date of this news release including, without limitation, that the Company will be able to complete a third tranche of the Offering or utilize the net proceeds of the Offering in the manner intended; that general business and economic conditions will not change in a material adverse manner; and assumptions regarding political and regulatory stability and stability in financial and capital markets.

Forward‐looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward‐looking statements. Such risks and other factors include, among others: the risk that the Company is unable to complete a third tranche of the Offering; the risk that the Company may not be able to use the proceeds of the Offering as intended; the state of the financial markets for the Company's securities; the Company's ability to raise the necessary capital or to be fully able to implement its business strategies; and other risks and factors that the Company is unaware of at this time.

The forward‐looking statements contained in this news release are made as of the date of this news release. The Company disclaims any intention or obligation to update or revise any forward‐ looking statements, whether as a result of new information, future events or otherwise, except as required by law.